SECTION 1350 CERTIFICATION

The undersigned certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The accompanying Quarterly Report on Form 10-Q for the period ended June 30, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2024	/s/ Mark R. Jundt
Mark R. Jundt
Co-Chief Executive Officer
(principal co-executive officer)

Date: August 16, 2024	/s/ Daniel C. Philp
Daniel C. Philp
Co-Chief Executive Officer
(principal co-executive officer)

Date: August 16, 2024	/s/ Elizabeth E. McShane
Elizabeth E. McShane
Chief Financial Officer
(principal financial and accounting officer)